Exhibit 99.2
SJJC Aviation Services, LLC
and Subsidiaries
Consolidated Financial Report
12.31.2006
McGladrey & Pullen, LLP is a member firm of RSM International -
an affiliation of separate and independent legal entities.

Contents

Independent Auditor’s Report	1

Consolidated Financial Statements

Consolidated statements of income	2
Consolidated balance sheets	3–4
Consolidated statements of members’ equity	5
Consolidated statements of cash flows	6
Notes to consolidated financial statements	7–14

Independent Auditor’s Report
To the Board of Directors
SJJC Aviation Services, LLC
San Jose, California
We have audited the accompanying consolidated balance sheets of SJJC Aviation Services, LLC and subsidiaries as of December 31, 2006 and the related consolidated statements of income, members’ equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of SJJC Aviation Service, LLC as of December 31, 2006, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.
Davenport, Iowa
April 16, 2007
McGladrey & Pullen, LLP is a member firm of RSM International -
an affiliation of separate and independent legal entities.

SJJC Aviation Services, LLC
and Subsidiaries
Consolidated Statements of Income

	Three Month	Period Ended	Year Ended
	March 31, 2007	March 31, 2006	December 31,
	(Unaudited)	(Unaudited)	2006

Revenue (Note 9):
Fuel sales	$8,080,704	$8,813,023	$36,281,691
Aircraft charter	4,058,913	3,589,794	12,468,550
Aircraft maintenance and cleaning	3,956,766	1,064,622	3,600,196
Aircraft management	367,268	334,800	1,398,617
Airline service	591,460	638,765	2,643,033
Hangar rental and ramp fees	2,096,621	1,785,227	7,443,550
Office rental	385,933	391,107	1,569,667
Other	181,377	151,252	721,942

	19,719,042	16,768,590	66,127,246

Cost of goods sold (Notes 2 and 10)	12,360,522	9,745,830	37,577,793

Gross profit	7,358,520	7,022,760	28,549,453

Operating expenses:
Salaries and employee benefits	2,612,754	2,540,898	10,983,989
Administrative expenses	832,496	925,897	2,411,269
Depreciation and amortization	490,361	454,950	1,854,976
Rent and property tax expense	601,948	572,873	2,344,745
Occupancy expenses	336,435	388,402	1,593,357
Truck and equipment expenses	167,483	131,703	600,398

	5,041,477	5,014,723	19,788,734

Operating income	2,317,043	2,008,037	8,760,719

Interest expense	(114,519)	(124,741)	(435,360)
Interest income	23,677	17,664	109,934

Income before income taxes	2,226,201	1,900,960	8,435,293

State taxes as reported	(3,400)	(2,682)	(12,807)

Net income as reported	2,222,801	1,898,278	8,422,486

Income before income taxes as reported	2,226,201	1,900,960	8,435,293
Proforma income taxes	(890,000)	(760,000)	(3,374,000)

Proforma net income after taxes	$1,336,201	$1,140,960	$5,061,293

See Notes to Consolidated Financial Statements.

SJJC Aviation Services, LLC
and Subsidiaries
Consolidated Balance Sheets
March 31, 2007 and December 31, 2006

	March 31, 2007	December 31,
	(Unaudited)	2006

Assets (Note 2)
Current Assets:
Cash	$1,969,219	$1,231,739
Accounts receivable, less allowance for doubtful accounts 2007 $20,842; 2006 $20,000 (Note 9)	10,109,685	10,460,679
Inventories	393,964	208,140
Prepaid expenses and deposits	1,324,467	1,519,515

Total current assets	13,797,335	13,420,073

Property and Equipment:
Buildings, tenant improvements and fuel facility	22,853,321	22,854,597
Vehicles	5,475,198	5,497,872
Equipment	2,232,248	2,142,112
Construction in progress	1,914,329	978,517

	32,475,096	31,473,098
Less accumulated depreciation	14,385,708	13,963,325

	18,089,388	17,509,773

Notes Receivable	633,981	636,980

Other Assets:
Goodwill	5,930,973	5,930,973
Intangible asset, FAA charter certificate	925,000	933,333
Intangible asset, airport ground lease	4,326,667	4,363,333
Interest rate swap (Note 3)	24,070	32,977

	11,206,710	11,260,616

Total assets	$43,727,414	$42,827,442

See Notes to Consolidated Financial Statements.

	March 31, 2007	December 31,
	(Unaudited)	2006

Liabilities and Members’ Equity
Current Liabilities:
Current maturities of long-term debt (Note 2)	$879,008	$720,518
Accounts payable (Note 10)	2,424,978	4,352,509
Accrued expenses	3,714,197	1,982,705
Income taxes payable	17,279	14,279
Deferred rents and deposits	5,478,215	5,501,470

Total current liabilities	12,513,677	12,571,481

Long-Term Debt, net of current maturities (Note 2)	7,456,775	6,312,893

Commitment and Contingent Liabilities (Notes 2, 4 and 5)

Members’ Equity:
Members’ capital	23,732,892	23,910,091
Accumulated other comprehensive income	24,070	32,977

	23,756,962	23,943,068

Total liabilities and members’ equity	$43,727,414	$42,827,442

SJJC Aviation Services, LLC
and Subsidiaries
Consolidated Statements of Members’ Equity
Three Month Period Ended March 31, 2007 (unaudited) and Year Ended December 31, 2006

			Accumulated
			Other Com-
	Members’	Comprehensive	prehensive
	Capital	Income	Income	Total

Balance, December 31, 2005	$22,487,605		$49,585	$22,537,190
Distributions	(7,000,000)			(7,000,000)
Comprehensive income:
Net income	8,422,486	$8,422,486	—	8,422,486
Other comprehensive (loss), interest rate swap fair value adjustment	—	(16,608)	(16,608)	(16,608)

Comprehensive income		$8,405,878

Balance, December 31, 2006	23,910,091		32,977	23,943,068
Distributions	(2,400,000)			(2,400,000)
Comprehensive income:
Net income	2,222,801	$2,222,801	—	2,222,801
Other comprehensive (loss), interest rate swap fair value adjustment	—	(8,907)	(8,907)	(8,907)

Comprehensive income		$2,213,894

Balance, March 31, 2007	$23,732,892		$24,070	$23,756,962

See Notes to Consolidated Financial Statements.

SJJC Aviation Services, LLC
and Subsidiaries
Consolidated Statements of Cash Flows

	Three Month Period Ended		Year Ended
	March 31, 2007	March 31, 2006	December 31,
	(Unaudited)	(Unaudited)	2006

Cash Flows from Operating Activities:
Net income	$2,222,801	$1,898,278	$8,422,486
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	445,362	446,616	1,784,975
Amortization	44,999	8,334	70,001
(Gain) on disposal of equipment	(1,949)	(678)	(58,968)
Long-term debt forgiven	(23,254)	(16,667)	(82,038)
Long-term executive compensation	12,501	1,838	73,838
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	350,994	1,155,075	(744,206)
(Increase) decrease in inventories	(185,824)	99,849	26,200
(Increase) decrease in prepaid expenses and other assets	195,048	490,084	(694,851)
Increase (decrease) in accounts payable and accrued expenses	(196,039)	(903,020)	283,611
Increase (decrease) in income taxes payable, deferred rents, and deposits	(20,255)	(41,931)	1,241,686

Net cash provided by operating activities	2,844,384	3,137,778	10,322,734

Cash Flows from Investing Activities:
Purchase of property and equipment	(1,024,977)	(144,862)	(1,440,638)
Proceeds from disposal of equipment	1,949	678	297,678
(Advances) collection on note receivable	2,999	(2,119)	(17,874)

Net cash (used in) investing activities	(1,020,029)	(146,303)	(1,160,834)

Cash Flows from Financing Activities:
Borrowings on long-term debt	1,400,000	—	1,670,361
Principal payments on long-term debt	(86,875)	(88,325)	(3,748,950)
Distributions paid	(2,400,000)	(700,000)	(7,000,000)

Net cash (used in) financing activities	(1,086,875)	(788,325)	(9,078,589)

Increase in cash	737,480	2,203,150	83,311

Cash:
Beginning	1,231,739	1,148,428	1,148,428

Ending	$1,969,219	$3,351,578	$1,231,739

Supplemental Disclosures of Cash Flow Information, cash payments for:
Interest	$109,718	$96,087	$556,833
Income taxes, (refunds)	400	(8,383)	25,141

Supplemental Disclosure of Noncash Investing and Financing Activities, change in fair value of interest rate swap	8,907	5,785	16,608
See Notes to Consolidated Financial Statements.

SJJC Aviation Services, LLC
and Subsidiaries
Notes to Consolidated Financial Statements
Note 1. Nature of Business and Significant Accounting Policies
Nature of business:
SJJC Aviation Services, LLC (the “Company”) operates two fixed base facilities catering to general aviation and corporate aircraft customers located at the San Jose International Airport, San Jose, California (Airport). The Company has the following five wholly-owned operating subsidiaries:
•	SJJC FBO Services, LLC provides flight support services, including: fueling, ramp and hangar rentals and other services.

•	Jet Center Property Services, LLC provides office space rentals and is responsible for one of the ground leases.

•	SJJC Airline Services, LLC provides fueling services to commercial airlines.

•	ACM Aviation, LLC provides flight support services, including: fueling, ramp and hanger rentals, aircraft management and other services.

•	ACM Property Services, LLC is responsible for ACM Aviation, LLC’s ground lease.
Significant accounting policies:
Basis of presentation: The condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three-month period ended March 31, 2007 are not necessarily indicative of the results that may be expected for the year ending December 31, 2007.
Principles of consolidation: The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries: SJJC FBO Services, LLC, Jet Center Property Services, LLC, SJJC Airline Services, LLC, ACM Aviation, LLC and ACM Property Services, LLC. All significant intercompany accounts and transactions have been eliminated in consolidation.
Use of estimates: The preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Significant estimates: The recoverability of long-term assets, valuation of goodwill and the estimated fair value of assets acquired in business acquisitions involve significant estimates made by management. These estimates are reviewed by management routinely and it is reasonably possible that circumstances that exist as of December 31, 2006 may change in the near-term future and that effect could be material to the consolidated financial statements.

SJJC Aviation Services, LLC
and Subsidiaries
Notes to Consolidated Financial Statements
Note 1. Nature of Business and Significant Accounting Policies (Continued)
Revenue recognition: Revenue from fuel sales, charter services, aircraft management maintenance and airline services is recognized at the point of sale or time of service. Hangar rent, ramp fees and office rental revenue is recognized over the term of the related agreements. Federal fuel taxes are paid to the fuel suppliers as part of cost of goods sold. California fuel taxes are collected from the customer by the Company and remitted to the state and are not included in revenue or cost of goods sold.
Accounts receivable: Accounts receivable are carried at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer’s financial condition, credit history and current economic conditions. Accounts receivable are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded when received. An account receivable is considered past due if any portion of the receivable balance is outstanding for more than 60 days. A variable rate of interest is charged on past due receivable balances based on customer payment history. Administrative expenses on the accompanying consolidated statements of income for the three months period ended March 31, 2007 and 2006 include bad debt expense of approximately $1,000 and $3,000, respectively. The accompanying consolidated statements of income for the year ended December 31, 2006 includes a credit balance of approximately $32,000.
Inventories: Inventories are stated at the lower of cost or market with cost determined on the first-in, first-out method (FIFO).
Property and equipment: Property and equipment is carried at cost. Depreciation is computed on the straight-line method over the following estimated useful lives:

Buildings, tenant improvements and fuel facility	3 — 39
Vehicles	5 — 10
Equipment	3 — 10
Goodwill: The Company has adopted the provisions of FASB Statement No. 142. As a result, goodwill is not being amortized, but is tested for impairment at least annually. Management performs their annual review each December and determined there was no impairment for the year ended December 31, 2006.
Intangible assets: The intangible assets on the accompanying consolidated balance sheets primarily relate to the rights to the ground lease held by ACM Property Services, LLC and a FAA charter certificate held by ACM Aviation, LLC, both acquired in the January 1, 2005 business combination. The charter certificate is being amortized over 30 years and the accumulated amortization totaled $75,000 and $66,667 as of March 31, 2007 and December 31, 2006, respectively. The ground lease is being amortized over the 30-year initial term which commenced in October 2006 when access to the property was obtained. The accumulated amortization totaled $73,333 and $36,667 as of March 31, 2007 and December 31, 2006. Amortization expense included in the consolidated statements of income was $45,000 and $8,333 for the three month periods ended March 31, 2007 and 2006, respectively, and $70,001 for the year ended December 31, 2006.

SJJC Aviation Services, LLC
and Subsidiaries
Notes to Consolidated Financial Statements
Note 1. Nature of Business and Significant Accounting Policies (Continued)

Year ending December 31:
2007	$180,000
2008	180,000
2009	180,000
2010	180,000
2011	180,000
Thereafter	4,396,666

$5,296,666

The following is a schedule by year of estimated amortization expenses:
Advertising costs: Advertising costs, which are immaterial, are expensed as incurred.
Deferred rents and deposits: Deferred rents and deposits consist of prepaid rents and security deposits from tenants.
Interest rate swap agreement: The Company has a derivative in the form of an interest rate swap agreement as described in Note 3, which is carried at fair value. The Company has elected hedge accounting, therefore, the change in the fair value of the swap is included in accumulated other comprehensive income in the members’ equity section of the consolidated balance sheets.
Fair value of financial instruments: Financial instruments are described as cash or contractual obligations or rights to pay or to receive cash. The fair value for certain financial instruments approximates the carrying value because of the short-term maturity of these instruments which include cash, accounts receivable, accounts payable and accrued expenses. The Company’s interest rate swap liability is carried at fair value on the consolidated balance sheets. The long-term bank notes payable approximates fair value due to the interest rate being variable. The fair value of the note payable, major fuel supplier, is not determinable as the note is potentially forgivable. The note payable, related party, fair value approximates carrying value as of December 31, 2006.
Comprehensive income: Comprehensive income is defined as the change in equity during a period from transactions and other events from non-owner sources. Comprehensive income is the total of net income and other comprehensive income (loss) which for the Company is comprised entirely of fair value adjustments for the interest rate swap.
Pro forma net income: Pro forma income taxes are calculated to reflect the effect of income taxes not otherwise payable by SJJC Aviation Services, LLC and subsidiaries which are s-corporations. The pro forma income taxes are based on an effective rate of 40%.
Earnings per share: Earnings per share information for the Company is not presented since it is an LLC without membership units and this information is not meaningful to the acquiring company.

SJJC Aviation Services, LLC
and Subsidiaries
Notes to Consolidated Financial Statements
Note 2. Note Payable, Long-Term Debt and Pledged Assets
The Company has a bank line of credit with maximum borrowings in the amount of $2,250,000 as of March 31, 2007 and December 31, 2006 with interest at the prime rate plus .5% (8.75% as of March 31, 2007 and December 31, 2006) or an optional alternative floating rate based on LIBOR, collateralized by inventories and accounts receivable of the Company. A portion of this line of credit is intended for financing a stand by letter of credit issued in the amount of $1,353,093 as of December 31, 2006 and $1,384,862 as of March 31, 2007 in favor of the City of San Jose to secure obligations under the ground lease. As of March 31, 2007 and December 31, 2006, there were no borrowings on the line of credit.
The Company has the following long-term debt as of March 31, 2007 and December 31, 2006:

	2007	December 31,
	(unaudited)	2006

Note payable, bank (A)	$4,226,042	$4,312,917
Note payable, major fuel supplier (B)	798,402	821,656
Note payable, related party (C)	1,400,000	1,400,000
Long-term executive incentive award plan liability (D)	511,339	498,838
Note payable, bank (E)	1,400,000	—

	8,335,783	7,033,411
Less current maturities	879,008	720,518

	$7,456,775	$6,312,893

(A)	In accordance with a bank business loan agreement, the Company has drawn $4,226,042 and $4,312,917 on a note payable as of March 31, 2007 and December 31, 2006, respectively. The note payable, which matures in October 2014, bears interest at the prime rate plus .5% (8.75% as of March 31, 2007 and December 31, 2006) or at an optional alternative floating rate of LIBOR plus 2% and is due in monthly installments of $28,958. The note payable is collateralized by the Company’s leasehold interest in its operating facilities (see Note 5). The business loan agreement has various covenants, including maintaining certain levels of tangible net worth and a certain debt-to-worth ratio, and restrictions on new borrowings.

(B)	Note payable, major fuel supplier, due in annual principal payments of $93,018 through October 2015, collateralized by a subordinated security interest in buildings and improvements on leased land at the airport. The required payments due, including interest at 2% over prime, under this agreement will be forgiven annually as long as the Company is a customer of the major fuel supplier and purchases a specified number of gallons of fuel per year. In May 2006, the fuel supplier advanced an additional $250,000 to the Company which was rolled into the existing note payable. The amount of principal and interest forgiven for the three month periods ended March 31, 2007 and March 31, 2006 was approximately $44,000 and $30,000, respectively, and approximately $144,000 for the year ended December 31, 2006. These amounts are included as a reduction of fuel cost of goods sold on the consolidated statements of income.

(C)	Note payable, unsecured, related party, due in equal annual installments over five to six years without interest. The current maturities of long-term debt include $280,000 related to this note.

SJJC Aviation Services, LLC
and Subsidiaries
Notes to Consolidated Financial Statements
Note 2. Note Payable, Long-Term Debt and Pledged Assets
(D)	Initial term of plan expired December 31, 2005 with amounts payable on or after April 1, 2008. If the pending sale of the Company occurs, the sales price of the Company would be used as the value of the Company in order to compute the payout amount under this plan. Based on the current pending cash sales price of $120,000,000 and debt to be assumed by the buyer totaling approximately $6,400,000, the potential payout would be approximately $5,400,000. The incremental payout associated with the sale of the Company would become a liability at the closing of the pending sale, but would not be a liability assumed by the buying party.
(E)	In accordance with a bank business loan agreement, the Company has drawn $1,400,000 on a note payable as of March 31, 2007. The note payable, which matures in February 2016, bears interest at the prime rate plus .5% (8.75% as of March 31, 2007) or at an optional alternative floating rate of LIBOR plus 2% and is due in monthly installments of approximately $17,000. The note payable is collateralized by the Company’s leasehold interest in its operating facilities (see Note 5). The business loan agreement has various covenants, including maintaining certain levels of tangible net worth and a certain debt-to-worth ratio, and restrictions on new borrowings.
Annual maturities of the long-term debt for the next five years and thereafter are as follows:

Year ending December 31:
2007	$720,518
2008	1,219,356
2009	720,518
2010	720,518
2011	720,518
Thereafter	2,931,983
$7,033,411

Note 3. Interest Rate Swap Agreement
The Company has entered into an interest rate swap agreement to reduce the impact of changes in interest rates on its variable rate long-term debt. The interest rate swap has been classified as a cash flow hedge. This agreement effectively changed the interest rate on a certain obligation from a variable rate based on LIBOR to a fixed rate of 5.64% as of March 31, 2007 and December 31, 2006. The fair value of the swap, as of March 31, 2007 and December 31, 2006 is an asset of $24,070 and $32,977, respectively. The notional amount of the swap, as of March 31, 2007 and December 31, 2006, was approximately $1,835,000 and $2,101,000, respectively. The agreement matures in August 2008.

SJJC Aviation Services, LLC
and Subsidiaries
Notes to Consolidated Financial Statements
Note 4. Commitments and Contingencies
A 2003 airport ground lease agreement with the City of San Jose, California, with an initial term of 30 years, requires the Company to construct hangar facilities on the land within two years of obtaining access to the property. Access was obtained in October 2006. The required minimum capital investment by the Company in the facilities is approximately $12,000,000, of which approximately $2,177,000 and $1,900,000 has been expended as of March 31, 2007 and December 31, 2006, respectively. In June 2007, the Company entered into a construction contract with a general contractor which is partially owned by three shareholders of the Company. The total estimated cost of completion of the project is approximately $16,700,000 with expected completion in 2008. The project will be financed with a bank loan.
On December 4, 2006, the Board of Directors signed a letter of intent to sell substantially all the assets of the Company at an amount in excess of carrying value. The parties signed a definitive agreement on June 12, 2007. The sale is contingent upon the purchaser obtaining financing and other material events.
Note 5. Lease Commitments
The Company leases land from the City of San Jose for its operations under lease agreements that expire in 2036 and 2038. The leases require the Company to pay all property taxes, insurance and maintenance plus monthly land rental payments. The leases contain provisions for annual rental adjustments based on the annual Consumer Price Index adjustments and revaluation of the leased land every five years.
Minimum rental commitments under the above noncancelable operating lease, as of December 31, 2006, are approximately as follows:

Year ending December 31:
2007	$1,831,000
2008	1,859,000
2009	1,731,000
2010	1,731,000
2011	1,731,000
Thereafter	45,261,000
$54,144,000

The Company also leases other equipment on short-term leases.
Total rental expense for the three month periods ended March 31, 2007 and 2006 was $493,576 and $468.797, respectively, and $1,939,157 for the year ended December 31, 2006.

SJJC Aviation Services, LLC
and Subsidiaries
Notes to Consolidated Financial Statements
Note 6. Income Tax Matters
As a Limited Liability Company (LLC), the Company is not obligated and, therefore, does not pay federal income tax relating to the income, deductions, losses and credits (“income items”) of the Company. Instead, the Company’s members report their allocable share of the Company’s income items on their respective tax returns and pay the appropriate federal and state taxes.
As a result of the federal income tax treatment surrounding the LLC structure, the consolidated financial statements do not include any provision for federal income taxes due on the income of the Company. It has been the Company’s policy to make distributions to its members to assist them in paying personal income taxes on the income of the Company.
In June 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement 109” (“FIN 48”). This statement clarifies the criteria that an individual tax position must satisfy for some or all of the benefits of that position to be recognized in a company’s financial statements. FIN 48 prescribes a recognition threshold of more-likely-than-not, and a measurement attribute for all tax positions taken or expected to be taken on a tax return, in order for those tax positions to be recognized in the financial statements. The initial adoption of FIN 48 had no impact on our financial statements, and as a result, there was no cumulative effect related to adopting FIN 48.
Note 7. Retirement Plans
The Company maintains a 401(k) safe harbor plan. This plan provides for elective employee contributions up to 100% of the employee’s compensation and matching employer contributions in an amount equal to100% of the employee’s contribution up to 4% of the compensation for all employees eligible to receive a match. This plan was available for all employees of SJJC FBO Services, LLC, Jet Center Property Services, LLC, SJJC Airline Services, LLC and SJJC Aviation Services, LLC.
ACM Aviation, LLC and ACM Property Services, LLC had adopted plans which provided for elective employee contributions up to 100% of the employee’s compensation and matching employer contributions equal to 100% of the first 3% of the employee’s compensation and an additional 50% on deferrals of the employee’s next 2% of compensation. Effective January 1, 2006, the Company consolidated all employees under the ACM Aviation, LLC and ACM Property Services, LLC plan.
The Company’s contributions to the plans were approximately $31,000 and $36,000 for the three month periods ended March 31, 2007 and 2006, respectively, and $183,000 for the year ended December 31, 2006.
Note 8. Related Party Transactions
The Company leases building space to an aircraft sales company that is owned and controlled by a stockholder of the Company. Rental income from this company was approximately $19,000 and $12,000 for the three month periods ended March 31, 2007 and 2006, respectively, and $68,000 for the year ended December 31, 2006. Total fuel and other sales to this company were approximately $3,000 and $14,000 for the three month periods ended March 31, 2007 and 2006, respectively, and $29,000 for the year ended December 31, 2006.
The Company leases hangar space and provides aircraft management and fueling services to a stockholder of the Company. The revenue derived from these services totaled approximately $517,000 and $225,000 for the three

SJJC Aviation Services, LLC
and Subsidiaries
Notes to Consolidated Financial Statements
month periods ended March 31, 2007 and 2006, respectively, and $1,692,000 for the year ended December 31, 2006.
Note 9. Major Customer
The Company received revenue of approximately $1,742,000 and $2,194,000 from one customer for the three month periods ended March 31, 2007 and 2006, respectively, and $8,813,000 during the year ended December 31, 2006. Accounts receivable due from this customer were approximately $2,000 as of March 31, 2007 and $14,000 as of December 31, 2006.
Note 10. Major Fuel Supplier
The Company purchased approximately 73% and 69% of the Company’s fuel from one supplier during the three month periods ended March 31, 2007 and 2006, respectively, and 80% of the Company’s fuel from one supplier during the year ended December 31, 2006. Accounts payable due to this supplier were approximately $1,432,000 as of March 31, 2007 and $1,466,000 as of December 31, 2006. The Company also had a note payable to this supplier with a balance of $798,402 as of March 31, 2007 and $821,656 as of December 31, 2006.
Note 11. Concentration of Credit Risk
The Company has deposits in a financial institution which exceed federally insured limits by approximately $5,513,000 as of March 31, 2007 and $2,814,000 as of December 31, 2006. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.